IPO

                                            TRANSACTIONS EFFECTED PURSUANT TO RULE 10F3.


Series                 R.J.   FORM     YRS. IN                                 DATE OF     DATE OFFERING  PURCHASE
#      FUND         INVOLVED? REC'D?  BUSINESS:    SECURITY"                   PURCHASE:   COMMENCED:     PRICE     COMMISSION:

1      HST-SC  IPO  YES       YES    3+ yrs.    Edge Petroleum Corp            25-Jan-07   25-Jan-07      13.25
1      HST-SC  IPO  YES       YES    3+ yrs     Switch & Data Inc               8-Feb-07    8-Feb-07         17
1      HST-SC  IPO  YES       YES    3+ yrs     Switch & Data Inc               8-Feb-07    8-Feb-07         17
5      HST-MC  IPO  YES       YES    3+ yrs     Range Resources Corporation    18-Apr-07   18-Feb-07      36.28
6      HST-DG  IPO  YES       YES    3+ yrs     Metro PCS Communications, Inc. 19-Apr-07   19-Apr-07         23


Series                    SECURITIES                AMOUNT            TOTAL
           FUND         ACQUIRED FROM:             PURCHASED:       OFFERING:

1          HST-SC       JP Morgan                  1,201,974                 0
1          HST-SC       Deutsche Bank Securities     152,320                 0
1          HST-SC       Signal Hill                    9,095                 0
5          HST-MC       JP Morgan Chase & Co         306,385                 0
6          HST-DG       Bear Stearns                 658,145                 0